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                                                                   EXHIBIT 99(j)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Offering Memorandum and Offering Memorandum Supplement constituting parts of this Amendment No. 95 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 27, 2003, relating to the financial statements and financial highlights appearing in the March 31, 2003 Annual Reports to Shareholders of the Short-Term Portfolio, Short-Term Portfolio II, U.S. Government Sector Portfolio, Investment Grade Corporate Portfolio, High Yield Portfolio, Mortgage Portfolio, Asset-Backed Securities Portfolio, Real Return Portfolio, International Portfolio, Emerging Markets Portfolio, and Municipal Sector Portfolio (eleven of the portfolios constituting the Private Account Portfolio Series of PIMCO Funds:
Pacific Investment Management Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in the Offering Memorandum and under the headings "Independent Accountants" and "Financial Statements" in the Offering Memorandum Supplement.


PricewaterhouseCoopers LLP

Kansas City, Missouri
July 31, 2003